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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                               April 23, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MUNICIPAL INSURED SERIES                  926361   33-54565   811-2537


DEFINED ASSET FUNDS-- EIF S&P 500 TRUST 2/S&P MIDCAP          882432   33-44844   811-3044


DEFINED ASSET FUNDS-MITF IS-187                               803864   33-49225   811-1777
DEFINED ASSET FUNDS- IS-200-DAF                               803900   33-51867   811-1777
DEFINED ASSET FUNDS- IS-219 DAF                               804016   33-57335   811-1777


DEFINED ASSET FUNDS-CIF ITS-42                                883653   33-49231   811-2295
DEFINED ASSET FUNDS-ITS-52 DAF                                914808   33-56957   811-2295


DEFINED ASSET FUNDS- ITS-263 DAF                              924356   33-64581   811-1777
DEFINED ASSET FUNDS- ITS-264 DAF                              924357   33-65143   811-1777


DEFINED ASSET FUNDS-CIF MPS-306                               781808   33-43361   811-2295
DEFINED ASSET FUNDS-MPS-321 DAF                               893501   33-62609   811-2295


DEFINED ASSET FUNDS- MPS-555 DAF                              924291   33-57099   811-1777

DEFINED ASSET FUNDS- MSS-201 DAF                              924295   33-64759   811-1777
DEFINED ASSET FUNDS-MITF MSS 27                               895614   33-49297   811-1777
DEFINED ASSET FUNDS- MSS-55 DAF                               910001   33-51607   811-1777
DEFINED ASSET FUNDS-MITF MSS 8F                               868137   33-38575   811-1777


DEFINED ASSET FUNDS-SZUSTS Provident Mutual Series A          786284   33-02455   811-4541

DEFINED ASSET FUNDS-CONCEPT SERIES TELE-GLOBAL TRUST 2        100007   33-62265   811-3044

DEFINED ASSET FUNDS- ML-SUSTS Monarch A-K                     740833   2-89536    811-3965

TOTAL:   19 FUNDS

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